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                                                                  Exhibit 10.11


                        RELEASE AND SETTLEMENT AGREEMENT


     WHEREAS, MICHAEL W. MATTOX's employment has been severed with PRIMIS, INC., formerly known as PREMIER APPRAISALS, INC. ("Company") as of January 25, 1999;

     WHEREAS, MICHAEL W. MATTOX ("Mattox") now wants to settle, compromise, and resolve any and all differences, disputes, disagreements, or claims that have been or could have been asserted, or that he has had or may have, against the Company and its affiliated and associated corporations, expressly including but not limited to the Company and its predecessors, successors, and assigns, all present and former stockholders, officers, directors, employees, attorneys and agents of the Company (collectively, "Employer");

     THEREFORE, for and in consideration for the sum set forth below, Mattox for himself and for his heirs, executors, administrators, successors, assigns, and agents, and Company agree as follows:

     1. Company hereby agrees to: (1) pay to Mattox the total sum of $178,750 in 26 equal payments of $6,875 each, less withholdings, consistent with the Company's customary payroll practices on the 15th day and last day of each month through and including February 29, 2000, and maintain in effect at the Company's expense Mattox's medical insurance coverage for that period; (2) purchase his vested options to purchase 122,866 shares of the Company's stock at a value of $4.00 per share less the $1 per share exercise price of such options or $368,598 in the aggregate, and (3) pay to Mattox the total sum of $30,000 for any and all consulting services rendered to Company after severance of his employment with the Company for the purpose of settling and compromising all of the causes of action he had or may have had arising out of his employment, consulting and separation therefrom including, but not limited to, claims for unjust and wrongful discharge, breach of contract, employment discrimination including claims under


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Title VII, on account of age under the federal Age Discrimination in Employment
Act of 1967, as amended, and on account of disability under the Americans with Disabilities Act, under any state or local laws or regulations, including but not limited to those pertaining to employment discrimination, wrongful discharge, breach of contract (express or implied), retaliation, embarrassment, humiliation, outrage, loss of dignity and defamation, mental anguish, and reinstatement or future employment as well as for attorney's fees or other costs (collectively, "Claims"), as well as for the purpose of obtaining Mattox's commitments contained in Paragraphs 7, 8, 9 and 10 below.

     2. Mattox agrees to, and does hereby, waive, release, and forever discharge Employer from the Claims that he has had or may have, excepting only any vested rights under the Company's welfare benefit plans and/or Claims arising as a result of Company's breach of this Release and Settlement Agreement.

     3. Mattox understands and agrees that Employer denies any liability whatsoever in connection with said Claims. Mattox also understands and agrees that Employer denies that it wrongfully discharged or discriminated against, injured or damaged him in any way.

     4. Mattox and his counsel agree to keep the fact and amount of this settlement in strict confidence; Mattox agrees not to disclose this document, its contents, or subject matter to any person other than his wife, his attorney, income tax preparer or accountant, without the prior written consent of J. David Grissom or except in response to a proper request through legal process. Furthermore, to the extent Mattox is permitted to disclose and does disclose such information, he agrees to require, and does warrant, that the person receiving such information shall maintain its confidentiality.


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     5. Mattox agrees that he will fully cooperate with Company, upon its reasonable request, in the future should there be any need for his testimony or assistance in connection with any matter related to his employment with Company or matters he worked on while in its employ. Company agrees to pay Mattox a fee of $1,000 per day for all assistance and to reimburse Matttox for any and all reasonable expenses related thereto.

     6. Mattox understands and agrees that his employment with Company has permanently ceased for all purposes, and that he shall never seek employment or reemployment with Company.

     7. NON-COMPETITION:

     Mattox agrees that for the period commencing on January 25, 1999 and ending on January 24, 2001 (a) within the areas where Mattox worked within one (1) year prior to his termination including all areas where Mattox actively performed, supervised or assisted in the Company's business, and (b) within any area where customers of the Company, with whom Mattox had material contact, were present and doing business with the Company which areas are as follows: Alabama, Arizona, California, Florida, Georgia, Maryland, North Carolina, Ohio, and Virginia (the "Territory"), he shall not in any manner, directly or indirectly or by assisting others, engage in any business in the Territory which is the same or essentially the same as the business of the Company, as a manager, supervisor, administrator, executive, senior or management level employee, owner, proprietor, shareholder or consultant; provided that Mattox shall not be restricted for owning less than 5% of the outstanding shares of a company whose shares are publically traded.

     8. NON-SOLICITATION:


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     Mattox agrees that for a period commencing on January 25, 1999 and ending on January 24, 2001, he shall not within the Territory solicit, directly or indirectly, business from customers of the Company with which he had contact, including actively-sought prospective customers, for the purposes of providing products or services that are competitive with those provided by the Company.

     Mattox, for a period commencing on January 25, 1999 and ending on January 24, 2001, shall not directly or indirectly, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company in order to accept employment with Mattox or another person, partnership, corporation or other entity.

     9. NON-DISCLOSURE; RETURN OF COMPANY PROPERTY:

     At no time shall Mattox divulge, furnish or make accessible to anyone any conffdential information or data of the Company, or any confidential information or data of any ofthe customers of the Company, or any other confidential aspect of the business or products or services of the Company or its customers. Mattox hereby represents and warrants to the Company that he has turned over to the Company all computer equipment and other tangible or intangible personal property, including records, data, documents or information of any kind and in any form relating in any way to the business of the Company, including any and all copies of such materials; except for documents or copies thereof that may relate to Mattox personally such as employment agreements, stock option agreements, performance reviews and the like. For purposes of this Release and Settlement Agreement, the term Confidential Information shall not include information that Mattox can show by competent proof (i) was known to Mattox prior to disclosure by Company; (ii) was generally known to the public at the time Company disclosed the information to Mattox; (iii) became


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generally known to the public after disclosure by Company through no act or omission of Mattox; or (iv) was disclosed to Mattox by a third party having a bona fide right both to possess the information and to disclose the information to Mattox.

     10. ENFORCEABILITY; INJUNCTIVE RELIEF:

     Mattox agrees that the Company may not be adequately compensated by damages for a breach by Mattox of any of the covenants contained in Sections 7, 8, and 9, and that, in addition to all other remedies, the Company shall be entitled to injunctive relief and specific performance. In such event, the periods oftime referred to in Sections 7 and 8 shall be deemed extended for a period equal to the respective period during which Mattox is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. The covenants contained in Sections 7 and 8 shall be construed as separate covenants, and if any court shall finally determine that the restraints provided for in any such covenants are too broad as to the geographic area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

     11. Mattox shall indemnify and hold the Company harmless from any liability, loss, damage, judgment, cost or expense (including reasonable attorneys' fees and expenses) arising out of any claim or suit resulting from Mattox's breach of any provision of this Release and Settlement Agreement or his failure to perform a duty hereunder.

     12. Employer agrees to, and does hereby, waive, release, and forever discharge Mattox from any claims or causes of action which it had or now has, or may claim to have, by reason of any matter or thing arising from any cause whatsoever at any time up to and including the date of this Agreement, except


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for claims arising as a result of Mattox's breach of this Release and Settlement
Agreement. Employer shall indemnify and hold Mattox harmless from any liability, loss, damage, judgment, cost or expense (including reasonable attorney's fees and expenses) arising out of any claim or suit resulting from (i) the Company's breach of any provision of this Release and Settlement Agreement or its failure to perform a duty hereunder or (ii) Mattox's guarantee of payment of any American Express cards issued to the Company or Company employees. The Company further represents and warrants that Mattox is not obligated with respect to such guaranty as of and after the date hereof.

     13. Company understands and agrees that certain facts in respect of which this Agreement is made may be hereafter known to be other than or different from the facts now known or believed to be true. Company acknowledges that it has had the opportunity to discover and acquire any and all facts with respect to this Release and Settlement Agreement and Employer's claims, if any, and Company hereby expressly accepts and assumes the risk that the facts may be different than Employer understands or believes them to be and Company hereby agrees that all terms, without limitation or exception, of this Release and Settlement Agreement shall in all respects be effective, binding, and not subject to termination or rescission because of any such difference in facts, without regard to the nature of such facts or the reason or reasons why such facts were not discovered until after the execution of this Release and Settlement Agreement.

     14. Mattox understands and agrees that certain facts in respect of which this Agreement is made may be hereafter known to be other than or different from the facts now known or believed by him to be true. Mattox acknowledges that he has had the opportunity to discover and acquire any and all facts with respect to this Release and Settlement Agreement and his claims, if any, and Mattox hereby expressly


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accepts and assumes the risk that the facts may be different than he understands or believes them to be and he hereby agrees that all terms, without limitation or exception, of this Release and Settlement Agreement shall in all respects be effective, binding, and not subject to termination or rescission because of any such difference in facts, without regard to the nature of such facts or the reason or reasons why such facts were not discovered until after the execution of this Release and Settlement Agreement.

     15. Mattox understands and agrees that all terms of this Release and Settlement Agreement are contractual and not a mere recital, and Mattox represents and warrants that he is competent and possesses the full and complete authority to covenant and agree as herein provided; Mattox also understands, agrees and represents that the covenants herein made and releases herein executed may affect rights and liabilities of substantial extent and degree and that the covenants and releases provided herein are in his best interest.

     16. Company represents and warrants that it has full and complete authority to covenant and agree as provided herein.

     17. Should this Release and Settlement Agreement ever be held invalid or unenforceable (in whole or in part) with respect to any particular claims or circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances.

     18. Mattox represents and warrants that in negotiating and executing this Release and Settlement Agreement, he has been advised to consult with an attorney and has consulted with and been advised by competent counsel of his choosing concerning the meaning and legal effect of each term and provision ofthis Release and Settlement Agreement. Mattox has carefully read this Release and Settlement Agreement in its entirety, discussed it with his counsel, and fully understands and agrees to its terms and


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provisions. Mattox acknowledges that there are no other promises, inducements, representations or agreements in connection with this agreement other than those expressly set forth in writing herein, and Mattox intends and agrees that, except as expressly provided in Paragraph 2, this is a final and binding release of the Claims, including any claim for employment discrimination in violation ofthe federal Age Discrimination in Employment Act of 1967, as amended, known or unknown, whether in law or in equity, which he had or now has, or may claim to have, by reason of any matter or thing arising from any cause whatsoever at any time up to and including the date of this Agreement.

     19. As evidenced by the parties affixing their initials
hereon next to this Section 19, any controversy arising out of, or relating to, this Agreement or any modification or extension
of this Agreement, including any claim for damages, recission,       Parties
specific performance or other legal or equitable relief, shall be
settled by arbitration in the City of Atlanta, State of Georgia,     Initials:
in accordance with the rules then obtaining of the American
Arbitration Association. The determination of the arbitrator when    ________
made shall be binding upon all parties bound by the terms of this
Agreement. Judgment upon the award rendered by the arbitrator may    ________
be entered in any court of competent jurisdiction. The foregoing notwithstanding, the Company shall have the right to seek injunctive relief from any court of competent jurisdiction in the event of any breach or threatened breach of Sections 7, 8 or 9 of this Agreement.










     20. Mattox acknowledges that he was given this Agreement on April __, 1999 and informed he had twenty-one (21) days to consider it and he has voluntarily, after fully consulting with his counsel, entered into the terms hereof realizing it is a full and complete settlement of all matters contained herein. The parties further acknowledge that this Agreement may be revoked by Mattox within seven (7) days from


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the execution hereof and the Agreement shall not become effective and enforceable until after the revocation period has ended.

     IN WITNESS WHEREOF, the parties have executed this Release and Settlement Agreement as of the _____ day of April, 1999.


                                ------------------------------------------
                                MICHAEL W. MATTOX




---------------------------
WITNESS




                                            PRIMIS, INC., formerly known as

                                            PREMIER APPRAISALS, INC.




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                                           By:
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                                           Title:
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